Exhibit 2.2

EXECUTION VERSION

CONSIDERATION AGREEMENT

THIS AGREEMENT (the “Agreement”) dated as of December 9, 2014.

BETWEEN:

SPRAGUE RESOURCES LP, a Delaware limited partnership, herein acting through its general partner, Sprague Resources GP LLC (“MLP”)

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SPRAGUE RESOURCES ULC, a British Columbia unlimited liability company (“Sprague ULC”)

RECITALS:

A.	Upon the terms and subject to the conditions set forth in a Purchase Agreement dated the date hereof among Sprague ULC as the purchaser, Sprague International Properties LLC (“SPV”) as the seller, Sprague Canadian Properties LLC (“SPV2”) and Axel Johnson Inc. (the “Purchase Agreement”), SPV will sell to Sprague ULC all of the issued and outstanding limited liability company interests of SPV2 (the “Sale”).

B.	The Purchase Agreement provides, among other things, that a portion of the Purchase Price (as defined in the Purchase Agreement) is payable by the issuance by MLP of such number of Common Units of its capital having a fair market value (determined in the manner set forth in the Purchase Agreement) equal to $10,000,000.00 (the “Units”) to SPV the whole pursuant to the terms of the Purchase Agreement.

C.	In consideration of MLP issuing the Units to SPV, Sprague ULC has agreed to issue to MLP, and MLP has agreed to subscribe for, common shares of Sprague ULC (the “Sprague ULC Shares”).

D.	The intention of Sprague ULC and MLP is that (a) the subscription price for the Sprague ULC Shares be an amount equal to the fair market value of such shares (the “Subscription Price”), and (b) the fair market value of the Sprague ULC Shares when issued be equal to the fair market value of the Units.

NOW THEREFORE, the parties agree as follows:

1.	Definitions and Currency

(a)	Unless otherwise indicated, capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to them in the Purchase Agreement.

(b)	Unless otherwise indicated, all references in this Agreement to “$” are to U.S. dollars, the lawful currency of the United States.

2.	Issuance of Sprague ULC Shares

(a)	In consideration of the issuance by MLP of the Units to SPV, MLP hereby subscribes for, and Sprague ULC hereby agrees to issue to MLP on the effective date of the Sale, in exchange for the Subscription Price, that number of Sprague ULC Shares having a fair market value and stated capital of $10,000,000.00 being 80,000 number of Sprague ULC Shares.

(b)	The Subscription Price will be paid and satisfied in full by MLP delivering the Units to SPV pursuant to the Purchase Agreement, and the shares of Sprague ULC Shares will be issued on the effective date of the Sale as fully paid and non-assessable shares in the capital of Sprague ULC.

3.	Issuance of Common Units

(a)	MLP hereby acknowledges that it shall issue to SPV Common Units comprising the Common Unit Amount in consideration for the issuance by Sprague ULC of the Sprague ULC Shares as set out in Section 2 above.

(b)	The Common Units will be issued as fully paid and non-assessable units in the capital of MLP.

4.	Representations and Warranties

Each party to this Agreement hereby represents and warrants to the other parties to this Agreement that:

(a)	the entering into of this Agreement has been duly authorized by all necessary action on the part of such party; and

(b)	this Agreement has been duly executed and delivered by such party and is enforceable against such party in accordance with its terms.

5.	Miscellaneous

(a)	This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, without regard to principles of conflict of laws.

(b)	This Agreement shall inure to the benefit of and be binding upon the respective parties hereto and their successors and permitted assigns.

(c)	This Agreement has been drafted in English at the express request of the parties. Cette convention a été rédigée en anglais à la demande expresse des parties.

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IN WITNESS OF WHICH the parties have executed this Agreement as of the date first written above.

SPRAGUE RESOURCES GP LLC, in its capacity as general partner of SPRAGUE RESOURCES LP

By:

	Name:	PAUL A. SCOFF
Title:

[Signature Page to Consideration Agreement]

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SPRAGUE RESOURCES ULC

By:

	Name:	DANIEL MORIN
	Title:	PRESIDENT AND GENERAL MANAGER

[Signature Page to Consideration Agreement]

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